Exhibit 99.1

BreitBurn Energy Partners L.P. to Add to Permian Basin Interests with Acquisitions of Additional Oil and Gas Properties in the Wolfberry Trend

LOS ANGELES, December 11, 2012 -- BreitBurn Energy Partners L.P. (the "Partnership") (NASDAQ:BBEP) today announced it has signed two definitive agreements to acquire oil and natural gas properties in the Permian Basin in Texas for a combined price of $190 million, subject to customary closing conditions and purchase price adjustments, from CrownRock, L.P. and Lynden USA Inc. The acquisitions will be funded with borrowings under the Partnership’s existing bank credit facility and are expected to close in 2012.

Hal Washburn, BreitBurn's CEO said, “We are very pleased to be able to leverage the great working relationship we have developed with CrownRock following the July acquisition and so quickly build upon our presence in the Permian Basin. This is an excellent bolt-on acquisition that substantially increases our Permian Basin position and will make Texas one of our most active areas for production and development. This transaction brings the total value of our acquisitions to approximately $600 million for the year, which significantly exceeds our acquisition target for 2012.”

Highlights of these two acquisitions include:

-- Estimated average daily net production of approximately 1,850 Boe/day for November 2012 (65% oil)

-- Estimated proved reserves of approximately 13.6 MMBoe

-- Estimated reserve life index of over 18 years based on estimated proved reserves

-- Approximately 48 producing wells and over 200 potential drilling locations

-- Low lifting costs of approximately $8.00 per barrel

-- Oil price received is currently WTI less approximately $4.50 per barrel

-- 100% operated with over 70% working interest

About BreitBurn Energy Partners L.P.

BreitBurn Energy Partners L.P. is a publicly-traded independent oil and gas limited partnership focused on the acquisition, exploitation, development and production of oil and gas properties. The Partnership’s producing and non-producing crude oil and natural gas reserves are located in Michigan, Wyoming, California, Florida, Texas Indiana and Kentucky. See www.BreitBurn.com for more information.

Cautionary Statement Regarding Forward-Looking Information

This press release contains forward-looking statements relating to the Partnership’s operations that are based on management's current expectations, estimates and projections about its operations. Words and phrases such as “expected,” “estimated,” “future,” “growth,” “potential,” “will be,” “should” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. These include risks relating to the Partnership’s financial performance and results, availability of sufficient cash flow and other sources of liquidity to execute our business plan, prices and demand for natural gas and oil, increases in operating costs, uncertainties inherent in estimating our reserves and production, our ability to replace reserves and efficiently develop our current reserves, political and regulatory developments relating to taxes, derivatives and our oil and gas operations, risks relating to our acquisitions, and the factors set forth under the heading “Risk Factors” incorporated by reference from our Annual Report on Form 10-K filed with the Securities and Exchange Commission, and if applicable, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Unless legally required, the Partnership undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.

1

Estimated Proved Reserves

Reserve engineering is a complex and subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment.  As a result, estimates prepared by one engineer may vary from those prepared by another.  The estimate of reserves contained in this press release was internally prepared based on information available through the acquisition process.  Estimates of proved reserves for our oil and gas properties for year end 2012 will be prepared by independent reserve engineers using the information available at that time.  Upon completion of such a review, our independent engineers’ estimate of these proved reserves as of December 31, 2012 could be materially different from our management’s estimates of such reserves as described above.

Investor Relations Contacts:

James G. Jackson

Executive Vice President and Chief Financial Officer

(213) 225-5900 x273

or

Jessica Tang

Investor Relations

(213) 225-5900 x210

BBEP-IR

2